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                                                                    EXHIBIT 10.3

                             CONTRACT FOR SERVICES

     This Contract for Services ("Contract") is made between Daniel L. Dienstbier ("Contractor") and Dynegy Inc., an Illinois Corporation (the "Company"), and is executed this 21 day of 2002 and is effective as of May 28, 2002, (the "Effective Date").

     1. Term of Agreement. The term of this Contract shall commence on the Effective Date and continue until one of the parties to the Contract terminates it in accordance with the terms specified in Section 8 below.

     2. Duties of Contractor. Contractor will provide consulting services to the Company in the role and with the title of "Interim Chief Executive Officer" of the Company. The Company will provide an office for Contractor's use as Interim Chief Executive Officer of the Company in the headquarters of the Company at 1000 Louisiana, Suite 5800, Houston, Texas 77002. Contractor will report directly to Glenn Tilton, Interim Chairman of the Board of the Company. Contractor will assist the Company in its direction and management of the Company. Contractor shall observe and comply with all lawful and reasonable directions and instructions by and on the part of the Company's management and endeavor to promote the interests of the Company, and do nothing which may cause or be likely to cause any loss or damage to the Company in business, reputation or otherwise. During the term of the Contract, Contractor will not act as a consultant, contractor or employee in any capacity on behalf of any other business organization. Contractor also will not engage or participate in any business transaction in a personal capacity that is a competing interest of, or in opposition to, the interests of the Company.

     Contractor will continue to serve on the Board of Directors of Dynegy Inc. but will not serve on the Audit or Compensation Committees. Contractor will continue memberships on the Governance, Finance and Executive Committees.

     3. Compensation. For services rendered by Contractor to the Company as Interim Chief Executive Officer, the Company shall pay Contractor $1,000,000 (one million dollars) per annum to be paid rateably once per month. Contractor and the Company agree that such compensation may be paid in the form of cash and/or in grants of Class A Common Stock of the Company, and the determination of the amounts to be paid in cash and/or Class A Common Stock of the Company shall be made by the mutual agreement of the parties. At the end of the term of the Contract, Contractor will be eligible to receive, in the Company's sole discretion, a one time lump-sum bonus payment. In addition, at the end of the term of the Contract, Consultant will be eligible to receive, in the Company's sole discretion and based on the achieving of certain corporate performance goals and objectives, a one time grant of Class A Common Stock of the Company in an amount as determined by the Company and approved by the Board of Directors of the Company. Contractor will only remain eligible to receive such grant of

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stock if he is, at the time of the effective date of such grant, a member of the
Board of Directors of the Company.

     4. Consulting Relationship and Taxation. Contractor is an independent contractor and, as a result, the Company will not withhold any monies from Contractor's compensation for the purposes of any federal or state taxing authority. Contractor is solely responsible for any tax liability arising from the compensation the Company pays Contractor under the terms of this Contract. Contractor agrees that, in the event it is determined by some taxing authority that the payments under this Contract are subject to any United States tax liability, he shall be fully responsible for said liability and hereby agrees to fully indemnify and hold the Company harmless for any amounts determined to be due and owning by Contractor, including any fines, interest or penalties.

     5. Expenses. The Company agrees to reimburse Contractor for all reasonable and customary travel and other expenses related to the performance of his duties as a Contractor to the Company.

     6. Indemnification. If, at any time during or after the Term of this Contract, Contractor is made a party to or threatened to be made a party to any civil, criminal or administrative action, suit or proceeding by reason of the services performed for the Company under this Contract, Contractor shall be indemnified by the Company, to the fullest extent permitted under applicable law, against expenses actually and reasonably incurred by him or imposed on him in connection with, or resulting from, the defense of such action, suit or proceeding, or in connection with, or resulting from, any appeal therein if Contractor acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Company, except with respect to matters as to which it is finally adjudged by a court of competent jurisdiction that Contractor is liable to the Company or to such other corporation, partnership, joint venture, trust or other enterprise for willful misconduct in the performance of his duties. Further, such indemnification shall extend to any criminal action or proceeding if Contractor had no reasonable cause to believe his conduct was unlawful. As used herein, the term "expenses" shall include all obligations actually and reasonably incurred by Contractor for the payment of money, including, without limitation, attorney's fees, judgments, awards, fines, penalties and amounts paid in satisfaction of a judgment or in settlement of any such action, suit or proceeding, except amounts paid to the Company or such other corporation, partnership, joint venture, trust or other enterprise by Contractor. Such expenses shall be advanced by Company at the request of Contractor. The foregoing indemnification provisions shall be in addition to any other rights to indemnification to which Contractor may be entitled.

     7. Foreign Corrupt Practices Act. Contractor agrees that he will not make (including, without limitation, through a friend or family member with personal relationships with government officials), any payment, loan, or gift (or any offer, promise

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or authorization of any such payment, loan or gift) of money or anything of value (collectively, a "Gift") to or for the use of: (i) any government official; (ii) any political party or official or any candidate for political office; or (iii) any other person, under the following circumstances:

     (a) when Contractor knows or has reason to know that all or any portion of the Gift will be offered, given, or promised, directly or indirectly, to any person named in item (i) or (ii) above for the purpose of inducing the person to do any act or make any decision in his/her official capacity (including, without limitation, the decision to fail to perform his/her official function) in order to advance any business of the Company or any affiliate thereof in any manner; or

     (b) when Contractor knows or has reason to know that all or any portion of such Gift will be offered, given or promised, directly or indirectly, to any person named in items (i), (ii) or (iii) above for the purpose of inducing the aforementioned person to use his influence with a government or instrumentality to affect any act or decision of such government or instrumentality in order to advance the business or projects of the Company or any affiliate thereof in any manner.

For purposes of this Agreement, the term "government official" includes an employee of a government-owned or government-controlled enterprise.

Without limiting any of the foregoing provisions of this Section 7, Contractor declares that he is or promptly will become familiar with the U.S. Foreign Corrupt Practices Act, 15 U.S.C. 78a, et seq. (as amended, supplemented and replaced from time to time, the "FCPA") and its purposes, any is or promptly will become familiar with the FCPA's prohibition on the payment or giving of anything of value, either directly or indirectly, by persons or entities to an official of a foreign government for the purpose of influencing an act or decision of such official in his/her official capacity, or inducing such official to use his/her influence with the foreign government to assist a person or entity in obtaining or retaining business for or with, or directing business to, any person or entity. Contractor shall defend, indemnify, and hold harmless the Company against any and all claims and losses arising out of or in connection with any actual or threatened breach of this Section 7.

     8. Termination of the Contract. At any time subsequent to the Effective Date, either the Company or Contractor may terminate this Contract with thirty
(30) days written notice to the other party. Upon termination of the Contract under this Section 8, Contractor will not be entitled to any further compensation except that which was earned prior to the date of termination of the Contract.

     9. Contractor's Confidentiality Agreement. Contractor acknowledges that the Company has established a valuable and extensive trade in the services it provides, which has been developed at considerable expense to the Company. Contractor agrees that, by virtue of the relationship of trust and confidence between


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Contractor and the Company, Contractor has and will have certain information and knowledge of the business and operations of the Company that are confidential and proprietary in nature, including without limitation, information about finances, processes, technology, customers and customer contracts.

     Contractor agrees that he will not at any time disclose or use, either during or after the term of this Contract, any information, knowledge or data which he receives or develops during his relationship with the Company that is proprietary to the Company or that relates to the trade secrets of the Company. Such information, knowledge or data includes the following which is by example only: confidential information and knowledge pertaining to the technology, equipment, processes and operations of the businesses of the Company, as well as confidential knowledge and information pertaining to the Company's financial data, pricing data, marketing data, business plans and strategies, information concerning profitability or margins, negotiations and contracts, research, customer or vendor lists, inventions, and discoveries ("Proprietary Information"). Proprietary Information does not include information known to the Contractor on the Effective Date or which now or at the time of disclosure is generally known in the industry.

     Contractor further agrees that any materials and/or information developed by him for the Company's use during the term of this Contract are the sole and exclusive property of the Company. Any materials and information that are the property of the Company shall be returned to the Company immediately upon termination of this Contract or upon oral or written request. Contractor further agrees that any use of said materials or information subsequent to termination of this Contract or a request of return shall constitute a violation of this Contract. Contractor agrees that upon termination of this Contract, he shall promptly return any and all documents containing the above information, knowledge or data, or relating thereto, to the Company. Contractor acknowledges that the Proprietary Information is created at substantial cost and expense to the Company and that unauthorized use or disclosure would cause irreparable injury to the Company.

     10. Agreement Not to Solicit or Recruit Employees of the Company. During the term of this Contract, Contractor agrees to refrain from soliciting, recruiting, encouraging, or initiating contact with any of the Company's employees in any way for the purpose of offering them employment, either as an employee or as a Contractor or adviser, with Contractor, directly or indirectly, for himself or with or for others. During the term of this Contract, Contractor further agrees to refrain from authorizing, directing, or advising any third persons or entities to solicit, recruit, encourage, or initiate contact with any of the Company's employees in any way for the purpose of offering them employment, either as an employee or as a Contractor or adviser, with Contractor, directly or indirectly, for himself or with or for others.

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     11. Cessation of Business. Notwithstanding any provisions in this Contract to the contrary, in the event that the Company shall cease operating its business, then this Contract shall terminate as of the last day of the month in which the Company ceases operations, with the same force and effect as if such last day of the month originally was set as the termination date hereof. A merger, acquisition or similar corporate restructuring under which the principal business of the Company is continued shall not be considered cessation of the business of the Company.

     12. Dispute Resolution. Contractor hereby agrees that any dispute relating to this Contract or to the breach of this Contract arising between Contractor and the Company shall be settled by arbitration in accordance with the arbitration rules of the American Arbitration Association. The arbitration proceeding, including the rendering of an award, shall take place in Houston, Texas. All fees and expenses associated with the arbitration shall be allocated by the arbitrators. The award of the arbitrator and/or mediator shall be final and binding upon the parties without appeal or review except as permitted by the Federal Arbitration Act.

     13. Waiver of Breach of Agreement. If either party waives a breach of this Contract by the other party, that waiver will not operate or be construed as a waiver of any other or subsequent breaches.

     14. Waiver of Implied Warranties and Representations. The terms, conditions, representations, warranties, covenants and provisions applicable to this Contract are set forth expressly and completely in this Contract. The parties hereby waive, disclaim and negate for all purposes (i) any other term, condition, representation, warranty, covenant and/or provision of any kind hereunder, whether implied, statutory, or other, and (ii) any right of quantum meruit in connection with any work or service provided hereunder or contemplated hereby.

     15. Notice. Any notice given by the Company to Contractor under this Contract shall be sufficient if in writing and either (1) hand delivered to Contractor, or (2) mailed, returned receipt requested, to Contractor's last address on the records of the Company. Any notice given by Contractor to the Company under this Contract shall be sufficient if in writing and either (1) hand delivered to the Chairman of the Board of the Company, or (2) mailed, returned receipt requested, to the Chairman of the Board of the Company.

     16. Assignment. This Contract is assignable by either party only with the express written consent of the other party.

     17. Severability. Any provisions of this Contract prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted from this Contract without affecting any other provision of this Contract or the effectiveness of such provision in any jurisdiction in which it is not

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prohibited or unenforceable. It is the desire of the parties hereto that this
Contract be enforced to the maximum extent permitted by law, and should any provision contained herein be held unenforceable, the parties hereby agree and consent that such provision shall be reformed to make it a valid and enforceable provision to the maximum extent permitted by applicable law.

     18. Survival of Provisions. The provisions of Sections 6, 9, 10, and 12 through 20, inclusive, of this Contract shall survive termination of this agreement and shall be enforceable by the Company and the Contractor for a period of two years after such termination, regardless of the circumstances of such termination, except that the provisions of Section 6 shall survive forever.

     19. Choice of Law. This Contract shall be construed and governed by the laws of the State of Texas except as to those items governed by Section 10 herein. Any and all matters of dispute arising out of, or in any way connected with, this Contract or the relationship between Contractor and the Company, except those matters governed by the dispute resolution provided in Section 11 above, shall be subject to determination only by the Courts of Houston, Harris County, Texas. Contractor and the Company hereby consent and submit to the exclusive jurisdiction of the Courts of Houston, Harris County, Texas.


     20. Entire Agreement and Amendment. This Contract supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the Company's retention of Contractor. This Contract contains the entire agreement of the parties with respect to the subject matter covered hereby and may be amended, waived or terminated only by an instrument in writing executed by both parties hereto.


CONTRACTOR

/s/ Daniel L. Dienstbler
-------------------------------------           June 21, 2002
    Daniel L. Dienstbler



DYNEGY INC.

/s/ Glenn Tilton                                June 25, 2002
-------------------------------------
By:  Glenn Tilton
Its: Interim Chairman of the Board


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